Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2003 relating to the financial statements of Storage Technology Corporation, which appears in Storage Technology Corporation’s Annual Report on Form 10-K for the year ended December 27, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
July 10, 2003